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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 18, 2002




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



           Delaware                        1-6407                75-0571592
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)



              One PEI Center                               18711
        Wilkes-Barre, Pennsylvania                       (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400

















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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 18, 2002, Southern Union Company (Southern Union or the Company) issued a press release announcing that an Arizona Federal District Court jury has awarded Southern Union over $60 million in punitive damages in the Company's case against Arizona Corporation Commissioner James C. Irvin relating to Commissioner Irvin's interference in Southern Union's proposed merger with Southwest Gas Corporation in 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)   Exhibit No.
           -----------

           99.a Press Release issued by Southern Union Company dated December 18, 2002.







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SOUTHERN UNION COMPANY
                                   ----------------------
                                        (Registrant)



Date   December 23, 2002           By  DAVID J. KVAPIL
      -------------------              ---------------
                                       David J. Kvapil
                                       Executive Vice President and Chief
                                       Financial Officer



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                                  EXHIBIT INDEX




Exhibit Number                            Description
--------------   ---------------------------------------------------------------

    99.a         Press Release issued by Southern Union Company dated
                 December 18, 2002.








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                                                                    EXHIBIT 99.a



02-18
For further information:
Eric D. Herschmann
888-854-8349

       JURY RETURNS VERDICT FOR SOUTHERN UNION AGAINST ARIZONA CORPORATION
                          COMMISSIONER JAMES C. IRVIN
                Company Awarded More than $60 Million in Damages
                ------------------------------------------------


     WILKES-BARRE, Pa. (December 18, 2002) - An Arizona Federal District Court jury today awarded Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) over $60 million in damages in its case against Arizona Corporation Commissioner James C. Irvin. The verdict of $975,181.46 in actual damages and $60 million in punitive damages came less than a day after the case was given to the jury by United States District Court Judge Roslyn O. Silver. The damages relate to Commissioner Irvin's interference in Southern Union's proposed merger with Southwest Gas Corporation ("Southwest" or "Southwest Gas") (NYSE: SWX) in 1999. Southern Union filed the case in the Arizona Federal District Court in July 1999.

     George L. Lindemann, Southern Union's Chairman and CEO, stated "We are gratified by the outcome of this trial and the very strong statement the jury made by its punitive finding. Southern Union has always felt that we were the victim of misdeeds by these parties; by its verdict, the jury obviously agrees."

     Southern Union attorney Eric D. Herschmann added, "We think that the amount of punitive damages sends the right message to Jim Irvin and other people like Jim Irvin that if they sell out their offices they'll be held accountable. This verdict vindicates Southern Union's position and clears the Company's name."

     In its verdict, the jury apportioned findings of fault related to the actual damages portion of the award among Commissioner Irvin; Jack Rose, former Executive Secretary to the Arizona Corporation Commission and Commissioner Irvin's former personal advisor; Michael Maffie, President of Southwest Gas; Eugene Dubay, former ONEOK, Inc. executive; John Gaberino, ONEOK, Inc. General Counsel; Mark Dioguardi, former ONEOK, Inc. and Rose attorney; Thomas Hartley, Chairman of Southwest Gas; Southwest Gas Corporation and ONEOK, Inc.

     In December 1998, ONEOK, Inc. (NYSE: OKE) of Tulsa, Oklahoma, offered to acquire Southwest Gas for $28.50 per share. In February 1999, Southern Union offered to acquire Southwest for $32.00 per share, totaling more than $108 million more for its shareholders. Southwest rejected Southern Union's offer and sued Southern Union for, among other things, breach of contract. On January 4, 2002, Judge Silver dismissed all of Southwest and ONEOK'S claims against Southern Union. In August 2002, Southwest paid Southern Union $17.5 million to settle the Company's claims of fraud and bad faith breach of contract. On December 14, 2002, Southern Union settled its litigation with Mr. Rose for $75,000 and donated the money to charity. Southern Union has a pending confidential settlement agreement with ONEOK.


                                     -MORE-



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     Southern Union's trial team was comprised of Eric Herschmann, of Kasowitz,
Benson, Torres & Friedman, New York City; Tom Q. Ferguson, of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma; Christina Dodds, of Watson, Bishop, London, Brophy, P.C., Austin, Texas; and William McManus, of Ryley, Carlock & Applewhite, Phoenix, Arizona. Dennis K. Morgan, Southern Union's Executive Vice President of Administration, General Counsel and Corporate Secretary, oversaw the case.

     Southern Union Company is an international energy distribution company serving approximately 1.5 million customers through its natural gas operating divisions in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts and Mexico. In addition to controlling several intrastate natural gas pipelines in Texas, Southern Union also owns and operates electric generating facilities in Pennsylvania. For further information, visit www.southernunionco.com.








     This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.

     Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.

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